      As filed with the Securities and Exchange Commission on July 2, 2002
                       Registration Number ______________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
--------------------------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                         INTERNATIONAL ELECTRONICS, INC.
             (Exact name of Registrant as specified in its charter)

        MASSACHUSETTS                                         04-2654231
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                427 Turnpike Street, Canton, Massachusetts, 02021
               (Address of principal executive offices) (Zip Code)
--------------------------------------------------------------------------------

                          AUGUST 1988 STOCK OPTION PLAN
                         JANUARY 1989 STOCK OPTION PLAN
                        SEPTEMBER 1989 STOCK OPTION PLAN
                           JUNE 1990 STOCK OPTION PLAN
                          AUGUST 1990 STOCK OPTION PLAN
                           JULY 1992 STOCK OPTION PLAN
                         OCTOBER 1993 STOCK OPTION PLAN
                           MAY 1994 STOCK OPTION PLAN
                        SEPTEMBER 1995 STOCK OPTION PLAN
                             1999 STOCK OPTION PLAN
                   EMPLOYEE AND CONSULTANT WARRANT AGREEMENTS
                            (Full title of the plans)
--------------------------------------------------------------------------------

                                 JOHN WALDSTEIN
                      President and Chief Executive Officer
                         International Electronics, Inc.
                               427 Turnpike Street
                           Canton, Massachusetts 02021
                     (Name and address of agent for service)

                                 (781) 821-5566
          (Telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------

                                    Copy to:
                               PETER MYERSON, ESQ.
                            COHAN RASNICK MYERSON LLP
                         One State Street, 12/th/ Floor
                           Boston, Massachusetts 02109
                                 (617) 742-1820

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                          Proposed
Title of each class of                              Proposed              maximum
securities to be                  Amount to be      maximum offering      aggregate offering     Amount of
registered                        registered        price per share       price (1)              registration fee
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under August 1988       17,867            (2)                   $33,946                $3.12
Stock Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under January 1989      10,450            (3)                   $9,344                 $0.86
Stock Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under September         19,667            (4)                   $27,810                $2.56
1989 Stock Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under June 1990         11,834            (5)                   $10,405                $0.96
Stock Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under August 1990       28,667            (6)                   $36,840                $3.39
Stock Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under July 1992         66,533            (7)                   $103,473               $9.52
Stock Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under October 1993      50,000            (8)                   $61,790                $5.68
Stock Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under May 1994          50,000            (9)                   $80,933                $7.45
Stock Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under September         70,000            (10)                  $145,087               $13.35
1995 Stock Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value
per share under 1999 Stock        175,000           (11)                  $499,190               $45.93
Option Plan
-------------------------------------------------------------------------------------------------------------------
Common stock $.01 par value
per share under Employee and       52,833           (12)                   $68,038               $6.26
Consultant Warrant Agreements
-------------------------------------------------------------------------------------------------------------------

TOTAL FEE TO BE PAID BY REGISTRANT FOR 552,851 SHARES IS $99.08

(1) The proposed maximum offering price for the shares to be offered under the Stock Option Plans and Warrant Agreements has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of the registered shares will be purchased. Other than the options and warrants with fixed exercise prices, it is not known what the price of the registered shares will be. A portion of the shares is issuable upon exercise of options and warrants with fixed exercise prices as indicated in the following footnotes. The shares representing unissued options do not have a fixed exercise price. The proposed maximum offering price per share for such shares relating to unissued options has been calculated pursuant to Rule 457(h) as $5.57 which is the average of the high and low prices of the Registrant's Common Stock, $.01 par value (the "Common Stock") as listed on Nasdaq on June 26, 2002.

(2) All of the shares of Common Stock are issuable upon exercise of options with fixed exercise prices of $1.58 and $2.08.

(3) All of the shares of Common Stock are issuable upon exercise of options with fixed exercise prices ranging from $0.72 to $1.58.

(4) All of the shares of Common Stock are issuable upon exercise of options with fixed exercise prices of $0.93 and $2.12.

(5) All of the shares of Common Stock are issuable upon exercise of options with fixed exercise prices ranging from $0.75 to $1.69.

(6) All of the shares of Common Stock are issuable upon exercise of options with fixed exercise prices ranging from $0.75 to $2.12.

(7) All of the shares of Common Stock are issuable upon exercise of options with fixed exercise prices ranging from $0.81 to $2.07.

(8) All of the shares of Common Stock are issuable upon exercise of options with fixed exercise prices ranging from $0.72 to $1.35.

(9) A portion of the shares of Common Stock is issuable upon exercise of options with fixed exercise prices ranging from $0.88 to $2.12. The other shares of Common Stock being registered represent unissued options.

(10) A portion of the shares of Common Stock is issuable upon exercise of options with fixed exercise prices ranging from $1.17 to $2.12. The other shares of Common Stock being registered represent unissued options.

(11) A portion of the shares of Common Stock is issuable upon exercise of options with fixed exercise prices ranging from $1.31 to $2.81. The other shares of Common Stock being registered represent unissued options.

(12) All of the shares of Common Stock are issuable upon exercise of warrants with fixed exercise prices ranging from $0.74 to $2.12.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.   Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2001.

     (b) Registrant's Quarterly Report on Form 10-QSB for the period ended November 30, 2001.

     (c) Registrant's Quarterly Report on Form 10-QSB for the period ended February 28, 2002.

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended August 31, 2001.

     (e) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed on October 15, 1987 pursuant to Section 12(g) of the Exchange Act, which Registration Statement incorporates the description of the Registrant's Common

          Stock in its Registration Statement No. 33-16333 which was declared effective on October 8, 1987.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interest of Named Experts and Counsel.

     Cohan Rasnick Myerson LLP has opined as to the legality of the securities being offered by this Registration Statement. Peter Myerson, Esquire, a partner of Cohan Rasnick Myerson LLP serves as clerk of the Registrant and owns 54,552 shares of the Common Stock of the Registrant and has options to purchase 4,000 shares of the Common Stock of the Registrant under the plans being registered hereby.

Item 6.   Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Amended Articles of Organization, the Registrant has provided indemnification to its directors and officers in specified circumstances. Generally, Article VI of the Registrant's Amended Articles of Organization indemnifies directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer with another organization. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all costs and expenses (including attorney's fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. The Registrant's Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

     The Registrant maintains directors and officers liability insurance for the benefit of its directors and its officers.

Item 7.      Exemption of Registration Claimed.

     Not applicable.

Item 8.      Exhibits.

     Exhibit No.    Description of Exhibit

     Exhibit 4.1 Restated Articles of Organization and By-Laws are incorporated by reference to Exhibit 3 to the Registrant's Registration Statement on Form S-18 (Registration No. 2-91218-B) filed on May 18, 1984, which is incorporated herein by reference.

     Exhibit 4.2 Amendment to Articles of Organization are incorporated by reference to Exhibit 3.1(a) of the Registrant's Registration Statement on Form S-1 (Registration No. 33-16333) which became effective on October 8, 1987, which is incorporated herein by reference.

     Exhibit 4.3 Specimen certificate representing the Common Stock of the Registrant filed as Exhibit 4.2 to the Amendment Number 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-16333) filed on October 1, 1987, which is incorporated herein by reference.

     Exhibit 4.4 Form of Stock Option Plan for the August 1988 Stock Option Plan, the January 1989 Stock Option Plan, the September 1989 Stock Option Plan, the June 1990 Stock Option Plan, the August 1990 Stock Option Plan, the July 1992 Stock Option Plan, the October 1993 Stock Option Plan, the May 1994 Stock Option Plan and the September 1995 Stock Option Plan with schedule attached describing the differences among the plans as permitted under Instruction 2 to Item 601 of Regulation S-K.

     Exhibit 4.5 1999 Stock Option Plan is incorporated by reference to the definitive proxy material for the 1999 special meeting in lieu of the annual meeting of shareholders.

     Exhibit 4.6 Form of Employee and Consultant Warrant Agreement with schedule attached describing the differences among the Agreements as permitted under Instruction 2 to Item 601 of Regulation S-K.

     Exhibit 5      Opinion of Cohan Rasnick Myerson LLP.

     Exhibit 23.1   Consent of Cohan Rasnick Myerson LLP (contained in Exhibit
                    5).

         Exhibit 23.2    Consent of Deloitte & Touche LLP.

         Exhibit 24 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.       Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities

              Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a Registration Statement relating to the securities offered therein, new and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on this second day of July, 2002.

                                    INTERNATIONAL ELECTRONICS, INC.


                                    By: /s/ John Waldstein
                                       ---------------------------------------
                                          John Waldstein
                                          President, Chief Executive Officer and
                                          Chairman of the Board

                                POWER OF ATTORNEY

         We, the undersigned directors of International Electronics, Inc., hereby severally constitute and appoint John Waldstein our true and lawful attorney, with full power for him to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable International Electronics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                             Date

 /s/ John Waldstein            President, Chief Executive        July 2, 2002
--------------------------     Officer, Treasurer, Chief
John Waldstein                 Financial and Accounting
                               Officer, Chairman of the
                               Board and a Director


 /s/ Diane Balcom              Director                          July 2, 2002
--------------------------
Diane Balcom


 /s/ Kenneth Moyes             Director                          July 2, 2002
--------------------------
Kenneth Moyes


 /s/ Heath Paley               Director                          July 2, 2002
--------------------------
Heath Paley


 /s/ Steven Tannenbaum         Director                          July 2, 2002
--------------------------
Steven Tannenbaum

                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit

Exhibit 4.1 Restated Articles of Organization and By-Laws are incorporated by reference to Exhibit 3 to the Registrant's Registration Statement on Form S-18 (Registration No. 2-91218-B) filed on May 18, 1984, which is incorporated herein by reference.

Exhibit 4.2 Amendment to Articles of Organization are incorporated by reference to Exhibit 3.1(a) of the Registrant's Registration Statement on Form S-1 (Registration No. 33-16333) which became effective on October 8, 1987, which is incorporated herein by reference.

Exhibit 4.3 Specimen certificate representing the Common Stock of the Registrant filed as Exhibit 4.2 to the Amendment Number 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-16333) filed on October 1, 1987, which is incorporated herein by reference.

Exhibit 4.4 Form of Stock Option Plan for the August 1988 Stock Option Plan, the January 1989 Stock Option Plan, the September 1989 Stock Option Plan, the June 1990 Stock Option Plan, the August 1990 Stock Option Plan, the July 1992 Stock Option Plan, the October 1993 Stock Option Plan, the May 1994 Stock Option Plan and the September 1995 Stock Option Plan with schedule attached describing the differences among the plans as permitted under Instruction 2 to Item 601 of Regulation S-K.

Exhibit 4.5 1999 Stock Option Plan is incorporated by reference to the definitive proxy material for the 1999 special meeting in lieu of annual meeting of shareholders.

Exhibit 4.6 Form of Employee and Consultant Warrant Agreement with schedule attached describing the differences among the Agreements as permitted under Instruction 2 to Item 601 of Regulation S-K.

Exhibit 5         Opinion of Cohan Rasnick Myerson LLP.

Exhibit 23.1      Consent of Cohan Rasnick Myerson LLP (contained in Exhibit 5).

Exhibit 23.2      Consent of Deloitte & Touche LLP.

Exhibit 24 Power of Attorney (included as part of the signature page to this Registration Statement).